UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 9, 2022

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania		1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

525 William Penn Place
Suite 3300
Pittsburgh,	Pennsylvania		15219

(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Capital Stock, par value $1.25 per share	KMT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2022, the Board of Directors (the “Board”) of Kennametal Inc. (the “Company”) announced the appointment of Paul Sternlieb, age 50, to serve as a member of the Board of Directors to hold office from January 1, 2023 until the Annual Meeting of Shareowners in October 2023. He will not immediately be serving on any Committees of the Board, but is expected to be appointed to serve on one or more Committees in the coming months.

Mr. Sternlieb is the President and CEO of Enerpac Tool Group Corp. (“Enerpac”) where he also serves on the Board of Directors, a position he has held since October 2021. Enerpac is a provider of industrial tools and services serving a broad range of customers in over 100 countries. Previously, Mr. Sternlieb was Executive Vice President and President, Protein for John Bean Technologies Corporation, from 2017 through 2021. His other prior experience has been at Illinois Tool Works, Inc., Danaher Corporation, H.J. Heinz Company (now Kraft Heinz Company), and McKinsey & Company. Mr. Sternlieb held roles with increasing responsibility throughout these corporations in the areas of strategy, marketing, operations and general management.

Mr. Sternlieb is eligible to participate in all customary compensation plans applicable to non-employee members of the Board, as described in the Company’s definitive proxy statement filed on September 13, 2022. He is also entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with his service on the Board and his attendance at Board and Committee meetings.

Mr. Sternlieb will be entering into an Indemnification Agreement with the Company in the form previously approved by the Board. Under the Indemnification Agreement, a form of which was filed as Exhibit 10.2 to the Form 8-K filed by the Company on March 22, 2005 and is incorporated herein by reference, Mr. Sternlieb will be entitled to be held harmless and indemnified by the Company against liability other than for willful misconduct or recklessness. The Indemnification Agreement also provides for the advancement of expenses.

There are no arrangements or understandings between Mr. Sternlieb and any other person pursuant to which Mr. Sternlieb was appointed to the Board. Mr. Sternlieb has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Sternlieb is furnished hereto as Exhibit 99.1. The information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On December 15, 2022, the Company issued a press release announcing Mr. Sternlieb’s election as a member of the Board of Directors. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Paul Sternlieb Press Release dated December 15, 2022
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date:	December 15, 2022	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel

3